INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement Nos. 333-42915, 333-66031 and 333-42730 of A.T. Cross Company on Form S-8 of our report dated June 2, 2003, appearing in this Annual Report on Form 11-K of A.T. Cross Company Defined Contribution Retirement Plan for the years ended December 31, 2002 and 2001.

DELOITTE & TOUCHE LLP
Boston, Massachusetts
June 19, 2003